SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                 October 2, 2000


                             SBC COMMUNICATIONS INC.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)



   Delaware                      No. 1-8610                    No. 43-1301883
   --------                      ----------                    --------------
(State or Other Jurisdic-       (Commission                    (IRS Employer
 tion of Incorporation)         File Number)                   Identification
                                                                     No.)
               175 E. Houston
               San Antonio, TX                              78205
               ---------------                              -----
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code: (210) 821-4105
                                                    --------------

                                      N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.   NOT APPLICABLE.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On October 2, 2000, SBC Communications Inc. ("SBC") and BellSouth Corporation ("BellSouth") closed their previously announced transaction to form and contribute to their joint venture called Cingular Wireless LLC ("Cingular") substantially all of their respective domestic wireless voice and wireless data businesses, and certain wireless assets of subsidiaries of SBC located in Puerto Rico and the U.S. Virgin Islands. Prior to the closing, SBC and BellSouth entered into an Amended and Restated Contribution and Formation Agreement with Cingular, dated as of April 4, 2000. SBC owns approximately 60% of the outstanding economic interests in Cingular and BellSouth owns approximately 40% of the outstanding economic interests in Cingular, with the remainder of the interest held by the manager of Cingular, Cingular Wireless Management Corp., a Delaware corporation ("Manager"), which is owned equally by SBC and BellSouth.

Prior to the closing, SBC, BellSouth and Manager entered into a Limited Liability Company Agreement of Cingular (the "LLC Agreement"), which governs Cingular and sets forth certain relationships between and among SBC, BellSouth and Manager. The LLC Agreement provides that each of BellSouth and SBC will, for as long as it holds at least 10% of the total equity securities of Cingular and holds shares of the Class B Common Stock of Manager, only engage in Cingular's initial wireless business through Cingular, with limited exceptions. The LLC Agreement also provides that neither BellSouth nor SBC are permitted to directly or indirectly transfer their interests in Cingular, subject to limited exceptions, prior to an initial public offering of securities by Manager and thereafter may generally only make transfers in widely distributed public sales or other distributions.

Cingular is managed by Manager, and it is expected that all of the material business decisions for Cingular will be made by the Strategic Review Committee of the Board of Directors of Manager (the "Strategic Review Committee"). The Strategic Review Committee is currently composed of four members, with two having been appointed by each of SBC and BellSouth. Half of the members of the Board of Directors of Manager have been nominated by BellSouth and the other half have been nominated by SBC. It is anticipated that any deadlocks on the Strategic Review Committee will be resolved by the chief executive officers of SBC and BellSouth.

ITEM 3-6. NOT APPLICABLE.


          ITEM 7.   EXHIBITS.

     99.1 Pro forma condensed balance sheet of SBC Communications Inc., and the pro forma condensed statement of income of SBC Communications Inc. for the year ended December 31, 1999, incorporated by reference to SBC Communications Inc.'s Current Report on Form 8-K, filed on August 17, 2000.

     99.2 Pro forma condensed balance sheet of SBC Communications Inc., and the pro forma condensed statement of income of SBC Communications Inc. for the six months ended June 30, 2000, incorporated by reference to SBC Communications Inc.'s Current Report on Form 8-K, filed on August 17, 2000.


ITEM 8.   NOT APPLICABLE.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             SBC COMMUNICATIONS INC.



Date: October 12, 2000                       By: /s/ Donald E. Kiernan
                                                 -------------------------------
                                                  Name:  Donald E. Kiernan
                                                  Title: Senior Executive Vice
                                                          President and Chief
                                                          Financial Officer